UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 13, 2020

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Newport Boulevard, Suite 200 Newport Beach, California	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2020, Verb Technology Company, Inc. (the “Company”) publicly announced that on October 1, 2020 it had appointed Julie Ann Holdren as its Chief Product Officer.

Ms. Holdren, age 51, brings to the Company 25 years in executive-level operations and product management positions within multiple technology companies, including as the Chief Product Officer of Koolspan from September 2015 to February 2020. She was recognized as SmartCEO magazine’s top CPO for executive management. Ms. Holdren has testified before the U.S. Senate on technology workforce issues and has also served on the White House Millennium Council and boards of directors of the Girl Scouts of the Nation’s Capital, the Alexandria, Virginia Chamber of Commerce, and the Greater Washington Board of Trade. Ms. Holdren holds a Bachelor of Science degree in Computer Science from George Mason University, where she has been named Alumnus of the Year and received the Outstanding Engineering Entrepreneurial award from the School of Engineering.

In connection with Ms. Holdren’s appointment as Chief Product Officer, the Company and Ms. Holdren executed an offer letter for full time employment (the “Holdren Offer Letter”) effective as of October 1, 2020. Under the terms of the Holdren Offer Letter, Ms. Holdren will receive an annual base salary of $210,000 and is eligible for an annual performance bonus of up to $70,000 for achievement of certain mutually established performance objectives to be determined with the Company after her first sixty days of employment. The Company may also provide a discretionary bonus based on her individual performance and the Company’s overall performance. The Holdren Offer Letter does not have a specific term and provides that Ms. Holdren will serve as an at-will employee. Under the terms of the Holdren Offer Letter, Ms. Holdren also received options to purchase up to 300,000 shares of the Company’s common stock (as described below) and is eligible to receive options to purchase up to an additional 300,000 shares of the Company’s common stock based on her performance.

In connection with Ms. Holdren’s appointment as Chief Product Officer, the Company also entered into a Stock Option Agreement with Ms. Holdren dated as of October 1, 2020 under which the Company agreed to grant Ms. Holdren options to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $1.33 per share. The options vest in four equal annual installments beginning on October 1, 2021 and expire five years after the date of grant.

On October 13, 2020, the Company also publicly announced that on October 1, 2020 it had appointed Mitchell Duane Bledsoe as its Chief Information Officer.

Mr. Bledsoe, age 46, joins the Company with decades of leadership experience, including nearly 20 years of strategic IT senior leadership experience across the high tech, financial services, advertising and retail industries. He served as Vice President of Technology at AutoZone from October 2019 to September 2020 and as Vice President of Technology at Assurant from October 2013 to October 2019. He also previously served as Vice President of Technology at ALLDATA, Vice President of Technology at iHeartMedia and Vice President of Technology at First American Corporation. While working for these companies in these capacities, Mr. Bledsoe led multiple domestic and international teams through successful large-scale product development efforts, legacy modernizations, corporate applications, and the buildout and maintenance of IT infrastructure. Mr. Bledsoe holds a Bachelor of Science degree in Business Administration and Management from Canterbury University.

In connection with Mr. Bledsoe’s appointment as Chief Information Officer, the Company and Mr. Bledsoe executed an offer letter for full time employment (the “Bledsoe Offer Letter”) effective as of October 1, 2020. Under the terms of the Bledsoe Offer Letter, Mr. Bledsoe will receive an annual base salary of $250,000 and is eligible for an annual performance bonus of up to 20% of his base salary for achievement of certain mutually established performance objectives to be determined with the Company after his first thirty days of employment. The Company may also provide a discretionary bonus based on his individual performance and the Company’s overall performance. The Bledsoe Offer Letter does not have a specific term and provides that Mr. Bledsoe will serve as an at-will employee. Under the terms of the Bledsoe Offer Letter, Mr. Bledsoe also received options to purchase up to 300,000 shares of the Company’s common stock (as described below) and is eligible to receive options to purchase up to an additional 300,000 shares of the Company’s common stock based on his performance.

In connection with Mr. Bledsoe’s appointment as Chief Information Officer, the Company also entered into a Stock Option Agreement with Mr. Bledsoe dated as of October 1, 2020 under which the Company agreed to grant Mr. Bledsoe options to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $1.33 per share. The options vest in four equal annual installments beginning on October 1, 2021 and expire five years after the date of grant.

There are no family relationships between Ms. Holdren and Mr. Bledsoe and any of the directors or executive officers of the Company or its subsidiaries.

On October 13, 2020, the Company issued a press release announcing the appointment of Ms. Holdren as the Company’s Chief Product Officer and Mr. Bledsoe as the Company’s Chief Information Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press Release dated October 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2020	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer